EXHIBIT 99.1
Date: May 3, 2007
Williams Partners L.P. Reports First-Quarter 2007 Financial Results
•	Strong NGL Margins, Volumes Highlight Segment Results

•	Net Income Reduced by New Interest Expense

•	Cash Distribution Increased 6% in First Quarter, 32% Year-Over-Year
     TULSA, Okla. — Williams Partners L.P. (NYSE:WPZ) today announced unaudited first-quarter 2007 net income of $12.5 million, or 31 cents per common unit, compared with first-quarter 2006 net income of $37.6 million and 35 cents per common unit.
     The year-over-year comparisons throughout this release are based on restated results following the Dec. 13, 2006, close of the partnership’s acquisition of the remaining 74.9 percent interest in Williams Four Corners LLC from Williams (NYSE:WMB).
     The first-quarter 2007 results were lower than the restated 2006 results due primarily to interest expense associated with the Four Corners acquisition, as well as the absence of a gain from a property sale during first-quarter 2006. The partnership’s results were also impacted by certain non-recurring accounting items.
     Distributable cash flow for limited-partner unitholders for Williams Partners totaled $18.9 million for the first quarter of 2007, compared to $6.8 million for the same period in 2006. The key measure of distributable cash flow per weighted-average limited partner unit was 48 cents in first-quarter 2007, the same amount as first-quarter 2006.
Recurring Segment Profit Results
     Consolidated recurring segment profit for Williams Partners and its Discovery interest for first-quarter 2007 was $35.4 million, compared to the restated $35.8 million for first-quarter 2006.
     The Gathering & Processing — West segment, which includes Four Corners, benefited in the first quarter from continued strong natural gas liquid (NGL) margins on higher natural gas sales volumes. These benefits were partially offset by slightly lower fee-based revenues and higher operational and maintenance expenses.
     The partnership experienced lower equity earnings from its Discovery investment, which is part of the Gathering & Processing — Gulf segment, in the first quarter, compared to the same period last year. This was due primarily to the 2006 period including additional processing of stranded volumes from the 2005 hurricane season.
     A reconciliation of the partnership’s recurring segment profit to segment profit accompanies this press release.
Williams Partners — First-Quarter 2007 Results — May 3, 2007 — Page 1 of 4

Chief Operating Officer Perspective
     “We continue to see stable returns of our now more sizeable asset base,” said Alan Armstrong, chief operating officer of the general partner of Williams Partners. “Our operational results have driven strong year-over-year growth of our quarterly cash distribution — which is 32 percent over last year’s level.”
     “We also continue to anticipate solid returns from our base assets, as Four Corners’ well connect program is in full stride and Discovery has recently seen its traditional volumes ramp up well beyond pre-hurricane levels,” Armstrong said.
Increase In Cash Distribution to Unitholders
     Subsequent to the close of the first quarter, the board of directors of the general partner of Williams Partners increased the quarterly cash distribution payable to unitholders to 50 cents from 47 cents. This was the fifth consecutive quarter the partnership increased its cash distribution.
Distributable Cash Flow and Recurring Segment Profit Definitions
     Distributable cash flow per weighted average limited-partner unit is a key measure of the partnership’s financial performance and available cash flows to unitholders. The previously reported Adjusted EBITDA is fully reflected in the distributable cash flow metrics.
     Williams Partners defines distributable cash flow per limited partner unit as distributable cash flow, as defined in the following paragraph, attributable to partnership operations plus the cash distributed by Discovery. The total distributable cash flow attributable to partnership operations is then allocated among the general partner and the limited partners in accordance with the cash distribution provisions of our partnership agreement. The resulting distributable cash flow attributable to partnership operations and to its limited partners is then divided by the weighted average limited partner units outstanding to arrive at distributable cash flow per limited partner unit.
     Williams Partners defines distributable cash flow as net income plus depreciation, amortization and accretion, and the amortization of a natural gas purchase contract, less its equity earnings in Discovery, as well as adjustments for certain non-cash, non-recurring items, plus reimbursements from Williams under an omnibus agreement and less maintenance capital expenditures.
     Williams Partners defines recurring segment profit as segment profit excluding items of income or loss that it characterizes as unrepresentative of its ongoing operations.
     Schedules presenting Williams Partners’ consolidated statements of income, segment profit and operating information, as well as schedules reconciling recurring segment profit and distributable cash flow to measures included in Generally Accepted Accounting Principles are available on Williams Partners’ web site at www.williamslp.com and as an attachment to this document.
Williams Partners — First-Quarter 2007 Results — May 3, 2007 — Page 2 of 4

Today’s Analyst Call
     Williams Partners’ management will discuss the partnership’s first-quarter financial results during an analyst presentation to be webcast live beginning at noon Eastern today.
     Participants are encouraged to access the presentation and corresponding slides via www.williamslp.com. A limited number of phone lines also will be available at (800) 565-5442. International callers should dial (913) 312-1298. Callers should dial in at least 10 minutes prior to the start of the discussion. Replay of the first-quarter webcast will be available for two weeks at www.williamslp.com.
Form 10-Q
     The partnership plans to file its Form 10-Q with the Securities and Exchange Commission today. The document will be available on both the SEC and Williams Partners web sites.
About Williams Partners L.P. (NYSE: WPZ)
Williams Partners L.P. primarily gathers, transports and processes natural gas and fractionates and stores natural gas liquids. The general partner is Williams Partners GP LLC. More information is at www.williamslp.com.

Contact:	Jeff Pounds
Williams (media relations)
(918) 573-3332

Sharna Reingold
Williams (investor relations)
(918) 573-2078
# # #
Williams Partners’ reports, filings and other public announcements might contain or incorporate by reference forward-looking statements — statements that do not directly or exclusively relate to historical facts. You typically can identify forward-looking statements by the use of forward-looking words, such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “forecast,” “may,” “plan,” “potential,” “project,” “schedule,” “will” and other similar words. These statements are based on our intentions, beliefs and assumptions about future events and are subject to risks, uncertainties and other factors. Actual results could differ materially from those contemplated by the forward-looking statements. In addition to any assumptions, risks, uncertainties and other factors referred to specifically in connection with such statements, other factors could cause our actual results to differ materially from the results expressed or implied in any forward-looking statements. Those risks, uncertainties and factors include, among others: Williams Partners may not have sufficient cash from operations to enable it to pay the minimum quarterly distribution following establishment of cash reserves and payment of fees and expenses, including payments to its general partner; because of the natural decline in production from existing wells and competitive factors, the success of Williams Partners’ gathering and transportation businesses depends on its ability to connect new sources of natural gas supply, which is dependent on factors beyond its control; any decrease in supplies of natural gas could adversely affect Williams Partners’ business and operating results; Williams Partners’ processing, fractionation and storage business could be affected by any decrease in the price of natural gas liquids or a change in the price of natural gas liquids relative to the price of natural gas; lower natural gas and oil prices could adversely affect Williams Partners’ fractionation and storage businesses; Williams Partners depends on certain key customers and producers for a significant portion of its revenues and supply of natural gas and natural gas liquids and the loss of any of these key customers or producers could result in a decline in its revenues and cash available to pay distributions; if third-party pipelines and other facilities interconnected to Williams Partners’ pipelines and facilities become unavailable to transport natural gas and natural gas liquids or to treat natural gas, Williams Partners’ revenues and cash available to pay distributions could be adversely affected; Williams Partners’ future financial and operating flexibility may be adversely affected by restrictions in its indentures and by its leverage; Williams Partners’ partnership agreement limits its general partner’s fiduciary duties to Williams Partner’s unitholders for
Williams Partners — First-Quarter 2007 Results — May 3, 2007 — Page 3 of 4

actions taken by the general partner that might otherwise constitute breaches of fiduciary duty; even if unitholders are dissatisfied, they currently have little ability to remove Williams Partners’ general partner without its consent; The Williams Companies, Inc.’s credit agreement and The Williams Companies, Inc.’s public indentures contain financial and operating restrictions that may limit Williams Partners’ access to credit; in addition, Williams Partners’ ability to obtain credit in the future will be affected by The Williams Companies Inc’s credit ratings; Williams Partners’ general partner and its affiliates have conflicts of interest and limited fiduciary duties, which may permit them to favor their own interest to the detriment of Williams Partners’ unitholders; unitholders may be required to pay taxes on their share of Williams Partners’ income even if they do not receive any cash distributions from Williams Partners; and Williams Partners’ operations are subject to operational hazards and unforeseen interruptions for which it may or may not be adequately insured. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Investors are urged to closely consider the disclosures and risk factors in Williams Partners’ annual report on Form 10-K filed with the Securities and Exchange Commission on Feb. 28, 2007, and Williams Partners’ quarterly reports on Form 10-Q available from Williams Partners’ offices or from Williams Partners’ website at www.williamslp.com.
Williams Partners — First-Quarter 2007 Results — May 3, 2007 — Page 4 of 4

Reconciliation of Non-GAAP Measures
(UNAUDITED)
     This press release includes certain financial measures, Recurring Segment Profit, Distributable Cash Flow and Distributable Cash Flow per Limited Partner Unit that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission.
     For Williams Partners L.P., Recurring Segment Profit excludes items of income or loss that we characterize as unrepresentative of our ongoing operations. Management believes Recurring Segment Profit provides investors meaningful insight into Williams Partners L.P.’s results from ongoing operations.
     For Williams Partners L.P. we define Distributable Cash Flow as net income (loss) plus the non-cash affiliate interest expense associated with the advances from affiliate that were forgiven by Williams, depreciation, amortization and accretion, and the amortization of a natural gas purchase contract, less our equity earnings in Discovery, as well as adjustments for certain non-cash, non-recurring items, plus reimbursements from Williams under an omnibus agreement and less maintenance capital expenditures. For Discovery we define Distributable Cash Flow as net income (loss) plus depreciation, amortization and accretion and less maintenance capital expenditures. Our equity share of Discovery’s Distributable Cash Flow is 40%.
     For Williams Partners L.P. we define Distributable Cash Flow per Limited Partner Unit as Distributable Cash Flow, as defined in the preceding paragraph, attributable to partnership operations plus the actual cash distributed by Discovery. The total Distributable Cash Flow attributable to partnership operations is then allocated between the general partner and the limited partners in accordance with the cash distribution provisions of our partnership agreement. The resulting Distributable Cash Flow attributable to partnership operations and to its limited partners is then divided by the weighted average limited partner units outstanding to arrive at Distributable Cash Flow per Limited Partner Unit.
     This press release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the Partnership’s assets and the cash that the business is generating. Neither Recurring Segment Profit nor Distributable Cash Flow are intended to represent cash flows for the period, nor are they presented as an alternative to net income (loss) or cash flow from operations. Distributable Cash Flow per Limited Partner is not presented as an alternative to net income per unit. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

	2006*	2007
(Thousands, except per-unit amounts)	1st Qtr	1st Qtr

Williams Partners L.P.
Reconciliation of Non-GAAP “Recurring Segment Profit” to GAAP “Segment Profit”

Segment Profit	$42,673	$33,656
Non-recurring Items:
Gathering and Processing — West
2005-2006 retroactive charges for customer contract	—	(848)
Adjust right-of-way prepaid expense	—	1,243
Adjust 2006 incentive compensation accrual	—	(899)
Adjust asset retirement obligation	—	785
Adjust other accounts payable items	(3,300)	—
NGL Services
Correction of product imbalance valuation	—	1,437
Other items:
Gathering and Processing — West
Gain on sale of LaMaquina treating facility	(3,619)	—

Recurring Segment Profit	$35,754	$35,374

*	Because Four Corners was an affiliate of Williams at the time of the acquisition, the transaction was between entities under common control, and has been accounted for at historical cost. Accordingly, these tables have been restated to reflect the historical results of Four Corners throughout the periods presented.

	2006*	2007
(Thousands, except per-unit amounts)	1st Qtr	1st Qtr

Williams Partners L.P.
Reconciliation of Non-GAAP “Distributable Cash Flow Excluding Equity Investments” to GAAP “Net income”

Net income	$37,624	$12,498
Depreciation, amortization and accretion	10,714	13,178
Amortization of natural gas purchase contract	1,354	1,188
Non-cash amortization of debt issuance costs included in interest expense	—	404
Equity earnings — Discovery	(3,781)	(2,620)
Reimbursements from Williams under omnibus agreement	1,248	842
Maintenance capital expenditures (a)	(6,391)	(9,147)

Distributable Cash Flow Excluding Equity Investments	$40,768	$16,343

Less: Pre-partnership Four Corners net income allocated to general partner	(33,415)	—
Less: Pre-partnership Four Corners depreciation, amortization and accretion expense	(9,814)	—
Plus: Pre-partnership Four Corners maintenance capital expenditures	5,226	—
Plus: Discovery’s cash distributions to Williams Partners L.P.	4,400	3,600

Distributable cash flow attributable to partnership operations	7,165	19,943

Distributable Cash Flow attributable to partnership operations allocable to general partner	410	1,106

Distributable Cash Flow attributable to limited partnership operations allocable to limited partners	$6,755	$18,837

Weighted average number of units outstanding:	14,006,146	39,358,798

Distributable Cash Flow attributable to partnership operations per limited partner unit:	$0.48	$0.48

(a)	Maintenance capital expenditures includes certain well connection capital.

Discovery Producer Services
Reconciliation of Non-GAAP “Distributable Cash Flow” to GAAP “Net income”

Net income	$9,452	$6,551
Depreciation and accretion	6,379	6,483
Maintenance capital expenditures	(516)	(429)

Distributable Cash Flow — 100%	$15,315	$12,605

Distributable Cash Flow — our 40% interest	$6,126	$5,042

*	Because Four Corners was an affiliate of Williams at the time of the acquisition, the transaction was between entities under common control, and has been accounted for at historical cost. Accordingly, these tables have been restated to reflect the historical results of our Four Corners throughout the periods presented.

Consolidated Statements of Income
(UNAUDITED)

	2006*	2007
(Thousands)	1st Qtr	1st Qtr

Revenues:
Product sales:
Affiliate	$58,396	$56,552
Third-party	2,792	6,313
Gathering and processing:
Affiliate	9,933	9,491
Third-party	51,376	51,103
Storage	5,105	6,410
Fractionation	3,953	1,917
Other	1,180	2,029

Total revenues	132,735	133,815

Cost and expenses:
Product cost and shrink replacement:
Affiliate	21,380	21,725
Third-party	22,620	20,470
Operating and maintenance expense:
Affiliate	15,686	14,328
Third-party	21,100	28,185
Depreciation, amortization and accretion	10,714	13,178
General and administrative expense:
Affiliate	7,281	9,406
Third-party	1,305	664
Taxes other than income	2,283	2,114
Other	(3,643)	460

Total costs and expenses	98,726	110,530

Operating income	34,009	23,285

Equity earnings — Discovery	3,781	2,620
Interest expense:
Affiliate	(15)	(15)
Third-party	(221)	(14,375)
Interest income	70	983

Net income	$37,624	$12,498

*	Because Four Corners was an affiliate of Williams at the time of the acquisition, the transaction was between entities under common control, and has been accounted for at historical cost. Accordingly, these tables have been restated to reflect the historical results of Four Corners throughout the periods presented.

Segment Profit & Operating Statistics
(UNAUDITED)

	2006*	2007
(Thousands)	1st Qtr	1st Qtr

Gathering and Processing — West
Segment revenues	$115,672	$120,428
Product cost	38,277	39,675
Operating and maintenance expense	29,095	33,097
Depreciation, amortization and accretion	9,814	12,175
Direct general and administrative expenses	3,400	1,821
Other, net	(1,567)	2,384

Segment profit	$36,653	$31,276

Gathering and Processing — Gulf
Segment revenues	$733	$561
Operating and maintenance expense	242	550
Depreciation and accretion	300	304
Direct general and administrative expenses	2	—

Segment operating income (loss)	189	(293)
Equity earnings	3,781	2,620

Segment profit	$3,970	$2,327

NGL Services
Segment revenues	$16,330	$12,826
Operating and maintenance expense	7,449	8,866
Product cost	5,723	2,520
Depreciation and accretion	600	699
Direct general and administrative expenses	301	498
Other, net	207	190

Segment profit	$2,050	$53

*	Because Four Corners was an affiliate of Williams at the time of the acquisition, the transaction was between entities under common control, and has been accounted for at historical cost. Accordingly, these tables have been restated to reflect the historical results of Four Corners throughout the periods presented.

Operating Information:
Williams Partners:
Conway storage revenues	$5,105	$6,410
Conway fractionation volumes (bpd) — our 50%	46,042	31,316
Carbonate Trend gathered volumes (MMBtu/d)	33,407	25,187
Williams Four Corners — 100%:
Gathered volumes (MMBtu/d)	1,511,867	1,452,694
Processed volumes (MMBtu/d)	868,200	866,116
Liquid sales gallons (000s)	41,413	45,603
Net liquids margin (cents/gallon)	$0.37	$0.41
Discovery Producer Services — 100%
Gathered volumes (MMBtu/d)	581,788	547,504
Gross processing margin ($/MMBtu)	$0.16	$0.23